EXHIBIT 21
                SUBSIDIARIES OF JONES APPAREL GROUP, INC.

                                                   State or County
Name                                               of Incorporation
-----------------------------------------------    ----------------

Jones Apparel Group USA, Inc.                    Pennsylvania
Melru Corporation                                  New Jersey
Jones Apparel Group Canada Inc.                    Canada
Jones Investment Co. Inc.                          Delaware
Jones Apparel Group Holdings, Inc.                 Delaware
Jones Holding Corp.                                Delaware
Jones Management Service Company                   Delaware
Jones Factor Company                               Delaware
Jones International Limited                        Hong Kong
Camisas de Juarez S.A. de C.V.                     Mexico
Sun Apparel, Inc.                                  Delaware
Sun Apparel of Delaware, Inc.                      Delaware
Lone Star Selling Group, Inc.                      New York
R.L. Management, Inc.                              Delaware
Import Technology of Texas, Inc.                   Texas
Sun Apparel of Texas, Ltd.                         Texas
Maquilas Pami, S.A. de C.V.                        Mexico
CNC West Division Mexico, S.A. de C.V.             Mexico
Greater Durango, S. de R.L. de C.V.                Mexico
Manufacturera Sun Apparel, S. de R.L. de C.V.      Mexico
Nine West Group Inc.                               Delaware
Nine West Boot Corporation                         Delaware
Nine West Development Corporation                  Delaware
Nine West Distribution Corporation                 Delaware
Nine West Footwear Corporation                     Delaware
Nine West Funding Corporation                      Delaware
Nine West Manufacturing Corporation                Delaware
Nine West Manufacturing II Corporation             Delaware
The Shops for Pappagallo, Inc.                     Ohio
Nine West Canada Corporation                       Canada
Conca Del Sol International                        Cayman Islands
Nine West - Honduras                               Cayman Islands
Nine West Accessories (HK) Limited                 Hong Kong
Nine West Melbourne Pty Ltd                        Australia
Nine West Servicos de Assessoria de Compras Ltda.  Brazil
Nine West Group Italy S.r.l.                       Italy
Compania de Calzados de Exportacion, S.L.          Spain
Victoria + Co Ltd.                                 Rhode Island
The Napier Co. Ltd.                                Delaware
Apparel Testing Services, Inc.                     New Jersey